Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Q Therapeutics, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-184141 on Form S-8 of our report dated April 15, 2014 relating to the consolidated financial statements of Q Therapeutics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Tanner LLC

April 15, 2014

Salt Lake City, Utah